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                                                                    Exhibit 99.2


                         [Form of Proxy Card--Obverse]


                                     PROXY


[MIIX LOGO]






Medical Inter-Insurance Exchange of New Jersey (the "Exchange") Proxy solicited by the Board of Governors for a Special Meeting of Members to be held at 10:00
a.m. EST, November   , 1998 at xxx xxxx, xxxx, N.J.



The undersigned, revoking all previous proxies, hereby appoints Angelo S. Agro, M.D. and Palma E. Formica, M.D. and each of them proxies with full power of substitution to represent the undersigned at the Special Meeting of Members of
the Exchange, be held on November   , 1998 or at any adjournments thereof and
to vote, as directed below, all of which the undersigned would be entitled to vote if personally present.


The Board of Governors recommends a vote "FOR" Item 1.

1. To approve the Plan of Reorganization dated October 15, 1997, pursuant to which, among other things, the Exchange will be dissolved, the assets and liabilities of the Exchange will be assumed by MIIX Insurance Company, a wholly owned subsidiary of The MIIX Group, Incorporated, and certain current and former Members of the Exchange will receive common stock of The MIIX Group, Incorporated, or in certain cases, cash; and to approve an amendment to the Rules and Regulations of the Exchange to permit the dissolution of the Exchange in accordance with the Plan of Reorganization.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned Member. If no decision is made, this proxy will be voted "FOR"
Item 1.

The undersigned acknowledges receipt of the Prospectus and the Notice of the Special Meeting relating to the Plan of Reorganization.

           /    /       /    /
            FOR        AGAINST

         Please mark only one box



___________________________________________________
Name                                  Policy Number


___________________________________________________
Address #1


___________________________________________________
Address #2

                                                            Please read the
___________________________________________________      important information
City                 State                    Zip       on the back of this card



SIGN HERE
___________________________________________________

Signature                                      Date

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your title as such.




                        [Form of Proxy Card -- Reverse]


                                     PROXY


[MIIX LOGO]






Please make any corrections to name and address on the back of your Taxpayer Identification card, rather than on this card.



IT IS IMPORTANT THAT YOU RETURN THIS CARD IMMEDIATELY.


If Business Reply Envelope is lost, please return this card to:

MIIX
c/o First Chicago Trust Company of New York
P.O. Box xxxx
Edison, NJ 08838-3211

The Plan of Reorganization will have no impact on your current premiums or policies. All policies will remain in force according to their current terms.


IF YOU HAVE ANY QUESTIONS, CALL THE MIIX CONVERSION INFORMATION CENTER AT (888) 359-8644.